Exhibit 99.1

RCN Announces Senior Management Restructuring & Consolidation

HERNDON, VA ? July 7, 2006 - RCN Corporation (NASDAQ: RCNI), a leading provider of triple play cable, high-speed internet and phone services, today announced that due to a corporate restructuring of the management of its operations, the positions of Timothy J. Dunne, EVP & CTO, and Joseph Sorresso, SVP Operations, were eliminated. Effective July 7, 2006, Dunne and Sorresso were separated from RCN.

“Tim and Joe have both played a very important part in RCN’s success and we are grateful for their valuable contributions,” said RCN President and CEO Peter Aquino. “We wish them well in their future endeavors.”

About RCN Corporation
RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. (RCNI-G)